Exhibit 99.1

Montage Resources Corporation Announces Initial 2019 Financial and Operating Guidance, Schedules Fourth Quarter and Full Year 2018 Earnings Release and Conference Call Date, and Provides Information on 2019 Analyst Day

IRVING, TX - February 28, 2019- (BUSINESS WIRE) - Montage Resources Corporation (NYSE:MR) (the “Company” or “Montage”) (formerly known as Eclipse Resources Corporation, “Eclipse Resources”) is pleased to announce its initial 2019 financial and operating guidance, schedule its fourth quarter and full year 2018 earnings release and conference call, and provide information regarding its upcoming 2019 Analyst Day.

The 2019 financial and operating guidance highlights include:

•

2019 estimated net capital expenditures of between $375 million to $400 million allocated almost entirely to revenue-generating drilling and completions activity and focused on low risk, highly deliverable locations that the Company believes maximize return on invested capital

•

2019 estimated net daily production sales volumes of between 500 to 525 million cubic feet equivalent per day (“MMcfe”); when adjusting the 2019 daily production sales volumes guidance to a full 12 month pro forma basis, this equates to approximately 16% production growth over 2018 results[1]

•	Expected achievement of cash flow neutrality by the end of 2019 with a year-end 2019 leverage ratio of approximately 2.0 times

[1]	Based upon 2018 production from Eclipse Resources Corporation and Blue Ridge Mountain Resources, Inc.

President and Chief Executive Officer, John Reinhart commented, “Our 2019 guidance demonstrates the strategic shift underway at Montage as we focus on financial, operational and organizational efficiencies in order to deliver value to our stakeholders. We believe the quality and depth of the Company’s inventory of locations will allow us to achieve double-digit production growth while focusing on cash flow generation in our highly economic core areas. We are excited to announce a capital program in 2019 that we expect to be predominantly funded from operating cash flow and augmented by existing liquidity while providing cash flow neutrality by the end of 2019.”

2019 Production and Capital Budget Guidance

The Company possesses a deep inventory of both liquids-rich and dry locations in the Utica Shale and Marcellus Shale that the Company believes will deliver impressive production growth and strong cash margins. First quarter and full year 2019 guidance are set forth in the table below:

	Q1 2019[1]	FY 2019[2]
Production MMcfe/d	385 - 395	500 - 525
% Gas	73% - 77%	74% - 78%
% NGL	12% - 17%	12% - 15%
% Oil	9% - 11%	9% - 11%
Gas Price Differential ($/Mcf)[3,4]	$(0.20) - $(0.30)	$(0.20) - $(0.30)
Oil Differential ($/Bbl)[3]	$(6.50) - $(7.00)	$(6.50) - $(7.50)
NGL Prices (% of WTI)[3]	40% - 45%	40% - 50%
Cash Production Costs ($/Mcfe)[5]	$1.55 - $1.65	$1.55 - $1.65
Cash G&A ($mm)[6]	$8 - $10	$34 - $38
CAPEX ($mm)		$375 - $400

[1]	Includes activity for Blue Ridge Mountain Resources, Inc. from March 1, 2019 through March 31, 2019
[2]	Includes activity for Blue Ridge Mountain Resources, Inc. from March 1, 2019 through December 31, 2019
[3]	Excludes impact of hedges
[4]	Excludes the cost of firm transportation
[5]	Includes lease operating, transportation, gathering and compression, production and ad valorem taxes
[6]

Non-GAAP financial measure which excludes non-cash compensation and merger related expenses; see the discussion and reconciliations to the most comparable GAAP measure under “Cash General and Administrative Expenses” below in this press release

The 2019 estimated capital budget range of $375 million to $400 million is based upon a two rig drilling program allocated approximately 55% to liquids-rich locations and approximately 45% to dry gas locations. Just over 90% of the capital expenditure program in 2019 has been designated to drilling and completion activity in order to maximize the return on invested capital. The Company’s 2019 development plan implements a shift in focus to reducing cycle times and improving capital efficiency in order to accelerate cash flow and achieve the highest possible returns. In order to realize these improved cash flows as well as de-risk the operational execution of its development program, the Company plans to optimize many operational parameters, including reducing its planned lateral length spuds to an average of approximately 11,700 feet and lowering its initial development pad size to approximately four initial wells per pad. In addition, the Company has seen strong production results from its first operated well in its Flat Castle area located in North Central Pennsylvania and will be assessing multiple options with respect to achieving enhanced value for that asset within the Company’s portfolio.

Net production sales volumes for 2019 are expected to be between 500 to 525 MMcfe per day with approximately 76% of 2019 production from natural gas and approximately 24% from oil and natural gas liquids. The net production profile for 2019 will be weighted toward the second half of the year due to limited completion activity during the fourth quarter of 2018 and the first quarter of 2019. In addition, a number of the wells turned to sales over the past six months were wells associated with the joint venture agreement with Sequel Energy, which is expected to be completed during the first half of 2019, therefore net production sales volumes are anticipated to accelerate during the second half of 2019 as the Company moves toward development of its higher working interest locations. The projected production profile for 2019 is significantly above the Company’s firm transportation commitments and provides multiple options regarding the Company’s allocation of development activity between liquids-rich and dry gas locations during the second half of 2019, while also allowing the Company the potential to maximize its realized natural gas price from a balanced portfolio of sales points both in-basin and out-of-basin.

With respect to cash production costs, Montage will begin delivering a portion of its NGL sales volumes to the Mariner East 2 pipeline project during the first quarter of 2019 and expects to realize an increase in its transportation costs of approximately $0.08 to $0.10 per Mcfe over historical cash production costs while also seeing an incremental increase on a per unit basis from a full year of Rover capacity utilization. The Mariner East 2 project, coupled with the higher NGL contractual price realizations related to the production sales volumes from Blue Ridge Mountain Resources, Inc., are expected to allow Montage to realize an improvement to historic NGL pricing that is incrementally positive to the Company’s NGL cash margins.

Financial Update

As previously announced, the Company amended and restated its revolving credit facility, increasing the borrowing base from $225 million to $375 million and extending the maturity date to 2024. In addition, the Company has reduced the letters of credit outstanding under its revolving credit facility by approximately 50% to approximately $13.5 million due to the improved credit profile of the Company. The Company believes that this increase in liquidity, combined with the anticipated significant incremental cash flow from the merger with Blue Ridge Mountain Resources, Inc., is expected to position Montage with peer-leading leverage metrics and significant financial flexibility to develop its inventory of high quality assets and position itself for future accretive strategic opportunities.

The Company has a strong hedging portfolio in place and actively manages its exposure to commodity prices through a number of commodity trading program strategies as a risk management tool to mitigate the potential negative impact on cash flows caused by price fluctuations in natural gas, NGL and oil prices. As of February 28, 2019, the Company has approximately 69% of its projected 2019 natural gas production hedged at an average floor price1 of $2.78 per MMBtu and an average ceiling price of approximately $2.99 per MMBtu. The Company has approximately 38% of its projected 2019 crude oil production hedged at an average floor price price1 of $52.20 per Bbl and an average ceiling price of $61.28 per Bbl.

[1]	For the purposes of calculating three-way floor price, the higher put value was used

Earnings Release and Conference Call

The Company will release fourth quarter and full year 2018 financial and operational results for the former Eclipse Resources on Tuesday, March 12, 2019 after the market close. A conference call to review the Company’s fourth quarter and full year financial and operational results is scheduled for Wednesday, March 13, 2019 at 10:00 a.m. Eastern Time. To participate in the call, please dial 877-709-8150 or 201-689-8354 for international callers and reference Montage Resources Fourth Quarter and Full Year 2018 Earnings Call. A replay of the call will be available through May 12, 2019. To access the phone replay dial 877-660-6853 or 201-612-7415 for international callers. The conference ID is 13687946. The webcast will be archived for replay on the Company’s website for six months.

Analyst Day

The Company is pleased to announce that it will host an Analyst Day on Wednesday, March 20, 2019 at the JW Marriot Hotel in Houston, Texas. A live audio webcast of the event will begin at 9:00 am (Central) and can be accessed on the “Investors” section of the Montage Resources website at www.montageresources.com which will be launched shortly. The Company plans to post the Analyst Day Presentation to the “Investors” section of the Company’s website just prior to the event.

About Montage Resources

Montage Resources is an exploration and production company with approximately 227,000 net effective undeveloped acres currently focused on the Utica and Marcellus Shales of southeast Ohio, West Virginia and North Central Pennsylvania.

Cash General and Administrative Expenses

Cash General and Administrative Expenses is a non-GAAP financial measure used by the Company in the Guidance Table to provide a measure of administrative expenses used by many investors and published research in making investment decisions and evaluating operational trends of the Company. See the table below for a reconciliation of Cash General and Administrative Expenses and General and Administrative Expenses.

Guidance
$ thousands	For the Three Months Ending March 31, 2019	For the Year Ending December 31, 2019
General and administrative expenses, estimated to be reported	$29,000-$38,000	$73,000 - $90,000
Stock-based compensation expense	(6,000 - 8,000)	(9,000 - 12,000)

Cash general and administrative expenses	$23,000 - $30,000	$64,000 - $78,000
Merger related expenses	(15,000 - 20,000)	(30,000 - 40,000)

Cash general and administrative expenses, excluding merger related expenses	$8,000-$10,000	$34,000 - $38,000

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this press release, regarding Montage Resources’ strategy, future operations, financial position, estimated revenues and income/losses, projected costs and capital expenditures, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “plan,” “endeavor,” “will,” “would,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “delivering,” position,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on Montage Resources’ current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described in “Item 1.A. Risk Factors” in the Company’s’ Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 2, 2018, as amended (the “2017 Annual Report”), and the Company’s Quarterly Reports on Form 10-Q, as well as under the heading “Risk Factors” in the definitive consent solicitation statement/information statement/prospectus related to the combination with Blue Ridge filed by the Company with the Securities and Exchange Commission on January 28, 2019.

Forward-looking statements may include, but are not limited to, statements about Montage Resources’ business strategy; reserves; general economic conditions; financial strategy, liquidity and capital required for developing its properties and timing related thereto; realized natural gas, NGLs and oil prices; timing and amount of future production of natural gas, NGLs and oil; its hedging strategy and results; future drilling plans; competition and government regulations, including those related to hydraulic fracturing; the anticipated benefits under commercial agreements; marketing of natural gas, NGLs and oil; leasehold and business acquisitions; the costs, terms and availability of gathering, processing, fractionation and other midstream services; the costs, terms and availability of downstream transportation services; general economic conditions; credit markets; uncertainty regarding future operating results, including initial production rates and liquid yields in type curve areas; and plans, objectives, expectations and intentions contained in this press release that are not historical, including, without limitation, the guidance set forth herein. Forward-looking statements also may include statements relating to the combination with Blue Ridge, including statements regarding the combined company and its operations, integration and transition plans, synergies, cost savings, opportunities, anticipated future performance, benefits of the transaction and its impact on the combined company’s business, operations, assets, results of operations, liquidity, and financial position, and any statements of assumptions underlying any of the foregoing.

Montage Resources cautions you that all these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control, incident to the exploration for and development, production, gathering and sale of natural gas, NGLs and oil. These risks include, but are not limited to, legal and environmental risks, drilling and other operating risks, regulatory changes, commodity price volatility and declines in the price of natural gas, NGLs, and oil, inflation, lack of availability of drilling, production and processing equipment and services, counterparty credit risk, the uncertainty inherent in estimating natural gas, NGLs and oil reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described in “Item 1A. Risk Factors” of the 2017 Annual Report and the Company’s Quarterly Reports on Form 10-Q. In addition, forward-looking statements are subject to risks and uncertainties related to the combination with Blue Ridge, including, without limitation, failure to realize or delays in realizing expected synergies or other benefits of the transaction, difficulties in integrating the combined operations, disruption of management time from ongoing business operations due to the transaction, adverse effects on the ability of the combined company to retain and hire key personnel and maintain relationships with suppliers and customers, negative effects of consummation of the transaction on the market price of the Company’s common stock, transaction costs, unknown liabilities or unanticipated expenses, and the other risks described under the heading “Risk Factors” in the definitive consent solicitation statement/information statement/prospectus related to the combination with Blue Ridge filed by the Company with the Securities and Exchange Commission on January 28, 2019.

All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement and are based on assumptions that Montage Resources believes to be reasonable but that may not prove to be accurate. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Montage Resources or persons acting on its behalf may issue. Except as otherwise required by applicable law, Montage Resources disclaims any duty to update any forward-looking statements to reflect new information or events or circumstances after the date of this press release. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Contact:

Montage Resources Corporation

Douglas Kris, Investor Relations

814-325-2059

dkris@mresources.com